EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the inclusion in the Endeavour International Corporation Form 10-K for the year ended December 31, 2007, and the incorporation by reference in Registration Statement number No. 333-143794 of Endeavour International Corporation on Form S-8, Registration Statement number No. 333-119577 of Endeavour International Corporation on Form S-8, number 333-118503 of Endeavour International Corporation on Form S-3, Registration Statement number No. 333-128692 of Endeavour International Corporation on Form S-8, number 333-130515 of Endeavour International Corporation on Form S-3, number 333-132684 of Endeavour International Corporation on Form S-3, number 333-139304 of Endeavour International Corporation on Form S-3, and number 333-124145 of Endeavour International Corporation on Form S-3, as amended, of the reference to Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas
March 14, 2008